Exhibit 99.01

Press Release
www.shire.com

Investor seminar

Lexington, Massachusetts USA – November 18, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will today hold its analysts and investors seminar on its Human Genetic Therapies business (Shire HGT).

The seminar will be webcast and all the slides presented during this seminar are available on www.shire.com.

As part of the seminar, Angus Russell, Chief Executive of Shire plc, will comment on the company’s longer term strategic aim to become the leading specialty biopharmaceutical company focusing on meeting the needs of the specialist physician.

To achieve this, Shire aims to:
•	Deliver leading peer group financial performance.
•	Attain the #1 or #2 position in each of our chosen therapeutic areas, as measured by global market share.
•	Grow sales on average in the mid teens range between 2009 and 2015.
•	Have 50% of sales come from outside of the USA and 25% of sales from Germany, Italy, Spain, UK, France and Canada and 25% for the remainder of the world.

Commenting on Shire HGT, Angus Russell said; “The seminar represents a real opportunity to demonstrate the depth and the potential of our HGT business and I am excited about its prospects in the short, medium and long term. We see this business as a very significant growth driver for Shire.

“Our aspiration is to become the leading global specialty biopharmaceutical company. Our focus as a company is on treating life-altering conditions where our products materially help patients. Our aims clearly set out our priorities and our goals for the next seven years. We aim to combine the talent within Shire with the wide range of opportunities that exist within our industry to deliver exceptional shareholder value and to improve the daily quality of life for people with symptomatic diseases."

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 617 551 9715
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248
	Jessica Cotrone (North America)	+1 617 613 4640

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on the Company’s ADHD franchise; patents, including but not limited to, legal challenges relating to the Company’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); the Company’s ability to secure new products for commercialization and/or development; the Company’s proposed offer for Jerini AG, including but not limited to, the Company’s ability to successfully complete the offer and integrate Jerini AG, as well as realize the anticipated benefits of the acquisition; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.